Exhibit 99.2

Operating Results Scorecard As of September 30, 2011

	Q1-09	Q2-09	Q3-09	Q4-09	2009	Q1-10	Q2-10	Q3-10	Q4-10	2010	Q1-11	Q2-11	Q3-11	YTD-11
Revenue (millions)
US	$49.4	$52.0	$50.5	$48.8	$200.8	$44.7	$43.4	$40.8	$38.7	$167.7	$34.0	$30.2	$25.3	$89.5
Canada	19.2	19.2	18.8	19.1	76.3	18.1	16.4	15.2	14.3	64.0	13.5	12.9	9.9	36.3
Offshore	2.2	2.0	3.2	4.6	11.9	4.6	7.8	9.6	11.7	33.7	12.0	14.0	16.8	42.8
Company Total	$70.7	$73.3	$72.5	$72.5	$289.0	$67.4	$67.7	$65.6	$64.7	$265.4	$59.5	$57.1	$52.0	$168.7

Revenue %
US	69.8%	71.0%	69.7%	67.4%	69.5%	66.3%	64.1%	62.3%	59.8%	63.2%	57.2%	52.8%	48.6%	53.1%
Canada	27.1%	26.2%	25.9%	26.3%	26.4%	26.8%	24.3%	23.1%	22.1%	24.1%	22.6%	22.6%	19.1%	21.5%
Offshore	3.1%	2.8%	4.4%	6.3%	4.1%	6.9%	11.6%	14.6%	18.0%	12.7%	20.2%	24.5%	32.4%	25.4%
Company Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Gross Profit (millions)
US	$8.8	$10.1	$9.8	$7.7	$36.3	$6.8	$6.6	$6.2	$5.4	$25.0	$5.3	$3.9	$1.6	$10.8
Canada	1.7	3.3	3.4	3.1	11.9	1.6	1.6	0.8	0.2	4.1	1.1	1.4	0.4	2.8
Offshore	0.2	(0.2)	0.2	1.0	0.9	(1.2)	(0.5)	(0.4)	0.7	(1.4)	1.0	1.0	2.1	4.1
Company Total	$10.7	$13.1	$13.5	$11.8	$49.1	$7.1	$7.6	$6.6	$6.3	$27.7	$7.4	$6.3	$4.1	$17.8

Gross Profit %
US	17.8%	19.4%	19.5%	15.8%	18.1%	15.2%	15.2%	15.1%	14.0%	14.9%	15.5%	12.9%	6.5%	12.1%
Canada	9.1%	17.0%	18.1%	16.1%	15.6%	8.6%	9.6%	5.5%	1.2%	6.5%	8.0%	10.7%	3.8%	7.8%
Offshore	8.3%	-11.1%	7.1%	22.1%	7.6%	-25.9%	-6.7%	-3.9%	6.1%	-4.1%	8.6%	7.3%	12.2%	9.6%
Company Total	15.2%	17.9%	18.6%	16.2%	17.0%	10.6%	11.3%	10.1%	9.7%	10.4%	12.4%	11.0%	7.8%	10.5%